[CMS ENERGY LOGO]

                                                                    NEWS RELEASE
--------------------------------------------------------------------------------

           CMS ENERGY ANNOUNCES FIRST QUARTER EARNINGS OF 51 CENTS PER SHARE, REAFFIRMS 2003 GUIDANCE OF 80 TO 90 CENTS PER SHARE

DEARBORN, Mich., May 8, 2003 - CMS Energy (NYSE: CMS) announced today first-quarter net income of $79 million or $0.51 per share, compared to net income of $42 million or $0.32 per share in the first quarter of 2002.

Ongoing net income (under non-Generally Accepted Accounting Principles) was $78 million or $0.50 per share, compared to ongoing net income of $79 million or $0.60 per share in the first quarter of 2002. Management believes that ongoing earnings provide a key measure of the Company's present operating financial performance, unaffected by discontinued operations, accounting changes, net asset gains or losses, or other items detailed in the attached summary financial statements.

The $0.10 decrease in ongoing earnings compared with 2002 came despite stronger utility earnings of $0.30 and a $0.25 gain from favorable foreign exchange rates. These improvements were, however, more than offset by $0.33 per share of 2002 savings not repeated in 2003 and share dilution, as well as the absence of earnings of $0.32 from businesses that have been sold.

Favorable weather and excellent power cost management improved first-quarter results at CMS Energy's principal subsidiary, Consumers Energy. The utility delivered 16.4 percent more gas and 5.6 percent more electricity in the first quarter than a year earlier

Based on the first quarter results and the current outlook for the year, the Company is reaffirming its earnings guidance for 2003 and expects:

         - Reported net income will be roughly break even, dependent largely on the timing and proceeds from planned asset sales.

         - Ongoing net income will be in the range of $0.80 to $0.90 per share.

Ken Whipple, CMS Energy's chairman and chief executive officer, said CMS Energy has made good progress in executing its back-to-basics strategy over the past year. He noted:

         - CMS Energy and Consumers Energy completed $2.1 billion in financings in recent weeks, boosting liquidity and financial flexibility, cutting interest costs, and addressing debt maturities through 2004 at the parent and well into 2004 at the utility.

         - Liquidity remains strong, in excess of the Company's cash balance goal of about $400 million, split between the parent and the utility.

         - The Company is continuing its efforts to significantly reduce operating expenses. The capital expenditure budget was cut nearly 40 percent from 2001 to 2002 and will go down another 35 percent to 40 percent this year.


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         -        The asset sales program remains on track, with about $3.7
                  billion in asset sales, including assumed debt, completed or announced in 2002 and so far in 2003.

"The focus over the past year has been to increase our financial flexibility and liquidity and implement our back-to-basics strategy. We're selling underperforming and non-core assets. Our goal is to be a smaller, stronger company with less business risk and more predictable earnings," Whipple said. "The record shows we're making good progress, but there are still many challenges ahead."

Looking ahead, Whipple noted that Consumers Energy has an important regulatory agenda, with several key items before the Michigan Public Service Commission. Those items include a request to securitize Clean Air Act expenses and other costs, a gas rate increase case, and recovery of stranded costs linked to the state's electric restructuring law.

CMS Energy is an integrated energy company, which has as its primary business operations an electric and natural gas utility, natural gas pipeline systems, and independent power generation.

                                      # # #

For more information on CMS Energy, please visit our web site at:
www.cmsenergy.com

Media Contacts: Jeff Holyfield, 313/436-9253 or Dan Bishop, 517/788-2395

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

This news release contains "forward-looking statements" within the meaning of the safe harbor provisions of the federal securities laws. It should be read in conjunction with the forward-looking statements cautionary factors in CMS Energy's Securities and Exchange Commission filings that identify important factors that could cause CMS Energy's results to differ materially from those anticipated in such statements.

                             CMS ENERGY CORPORATION
                        Summary of Consolidated Earnings
                    Condensed Consolidated Income Statements
                      (Millions, Except Per Share Amounts)

                                                            First Quarter
                                                             (Unaudited)
                                                       ------------------------
                                                         2003             2002
                                                       -------          -------
OPERATING REVENUE                                      $ 1,992          $ 2,263

Operating Expenses                                       1,753            1,988
                                                       -------          -------

OPERATING INCOME                                           239              275

Other Income (Deductions)                                   (2)              14

Fixed Charges                                              119              128

Income Taxes                                                41               68

Minority Interests                                           1                -
                                                       -------          -------

INCOME FROM CONTINUING OPERATIONS                           76               93

INCOME (LOSS) FROM DISCONTINUED OPERATIONS                  27              (51)

CUMULATIVE EFFECT OF ACCOUNTING CHANGES                    (24)               -
                                                       -------          -------

NET INCOME                                             $    79          $    42
                                                       =======          =======



BASIC EARNINGS PER SHARE                               $  0.55          $  0.32
                                                       =======          =======

DILUTED EARNINGS PER SHARE                             $  0.51          $  0.32
                                                       =======          =======


                             CMS ENERGY CORPORATION
                        Summary of Consolidated Earnings
        Reconciliations of GAAP Net Income to Non-GAAP Ongoing Net Income
                      (Millions, Except Per Share Amounts)


                                                                        First Quarter
                                                                         (Unaudited)
                                                                 --------------------------
                                                                   2003              2002
                                                                 --------          --------
NET INCOME                                                       $     79          $     42

Reconciling Items:
      Discontinued Operations (Income)/Loss                           (27)               51
      Cumulative Effect of Accounting Changes:
            EITF #02-03 MTM Accounting                                 23                 -
            SFAS No. 143 Asset Retirement Obligations                   1                 -
      Net Asset (Gain)/Loss and Other                                   2               (14)
                                                                 --------          --------
Ongoing Net Income - Non-GAAP Basis                              $     78          $     79
                                                                 ========          ========

Average Number of Common Shares Outstanding
      Basic                                                           144               133
      Diluted                                                         165               138

BASIC EARNINGS PER AVERAGE COMMON SHARE OF CMS ENERGY:

Earnings Per Share As Reported                                   $   0.55          $   0.32

Reconciling Items:
      Discontinued Operations                                       (0.18)             0.38
      Cumulative Effect of Accounting Changes:
            EITF #02-03 MTM Accounting                               0.15              0.00
            SFAS No. 143 Asset Retirement Obligations                0.01              0.00
      Net Asset (Gain)/Loss and Other                                0.01             (0.10)
                                                                 --------          --------
Ongoing Net Income - Non-GAAP Basis                              $   0.54          $   0.60
                                                                 ========          ========

DILUTED EARNINGS PER AVERAGE COMMON SHARE OF CMS ENERGY:

Earnings Per Share As Reported                                   $   0.51          $   0.32

Reconciling Items:
      Discontinued Operations                                       (0.16)             0.38
      Cumulative Effect of Accounting Changes:
            EITF #02-03 MTM Accounting                               0.13              0.00
            SFAS No. 143 Asset Retirement Obligations                0.01              0.00
      Net Asset (Gain)/Loss and Other                                0.01             (0.10)
                                                                 --------          --------
Ongoing Net Income - Non-GAAP Basis                              $   0.50          $   0.60
                                                                 ========          ========

                             CMS ENERGY CORPORATION
                      Summarized Comparative Balance Sheets
                              (Millions of Dollars)

                                                              (Unaudited)      (Unaudited)
                                                               March 31          March 31         December 31
                                                                 2003              2002              2002
                                                               --------          --------          --------
ASSETS
  Cash and cash equivalents                                    $    675          $    129          $    377
  Other current assets                                            1,916             2,134             2,371
                                                               --------          --------          --------
       Total current assets                                       2,591             2,263             2,748
  Net plant and property                                          5,756             5,912             5,234
  Investments                                                     1,447             1,741             1,398
  Non-current assets                                              4,509             5,688             4,535
                                                               --------          --------          --------
  Total Assets                                                 $ 14,303          $ 15,604          $ 13,915
                                                               ========          ========          ========

STOCKHOLDERS' INVESTMENT
  AND LIABILITIES
Capitalization
          Debt
             Long-term debt (excluding
               Securitization)                                 $  4,786          $  5,032          $  4,930
             Capital leases                                         121                84               116
             Short-term                                             253               164               458
             Current portion of long-term
               debt and capital leases                              907               710               613
                                                               --------          --------          --------
             Total debt                                           6,067             5,990             6,117
          Preferred stock and securities                            927             1,228               927
          Minority interest                                          22                24                21
          Common stockholders' equity                             1,228             2,080             1,133
                                                               --------          --------          --------
          Total capitalization                                    8,244             9,322             8,198
Securitization debt                                                 446               469               453
Current liabilities                                               1,589             2,085             1,800
Non-current liabilities                                           4,024             3,728             3,464
                                                               --------          --------          --------
Total Stockholders' Investment and Liabilities                 $ 14,303          $ 15,604          $ 13,915
                                                               ========          ========          ========

Memo Only:  Total Debt, excluding securitization,
       and including Panhandle                                 $  7,266          $  7,294          $  7,317


                             CMS ENERGY CORPORATION
                       Summarized Statements of Cash Flows
                              (Millions of Dollars)

                                                                     First Quarter
                                                                      (Unaudited)
                                                               --------------------------
                                                                 2003              2002
                                                               --------          --------
Beginning of Period Cash                                       $    377          $    127
                                                               --------          --------
       Cash provided by operating activities                   $    400          $    249
       Cash provided by (used in) investing activities              (53)              794
       Cash used in financing activities                            (50)           (1,040)
                                                               --------          --------
             Total Cash Flow                                   $    297          $      3
                                                               --------          --------
Currency Translation Adjustment                                $      1          $     (1)
                                                               --------          --------
End of Period Cash                                             $    675          $    129
                                                               ========          ========

